Exhibit 1a-2c

BYLAWS

OF

ADVANCED PREDICTIVE ANALYTICS HOLDINGS, INC.

ARTICLE I

OFFICES

1.1           Registered Offices. The registered office of the Corporation shall be located at 3275 South Jones Blvd., Suite 105, Las Vegas, Nevada 89146.

1.2.          Other Offices. In addition to the registered office at 3275 South Jones Blvd., Suite 105, Las Vegas, Nevada 89146, other offices may also be maintained at such other place or places, either within or without the State of Nevada, as may be designated from time to time by the Board of Directors, where any and all business of the Corporation may be transacted, and where meetings of the shareholders and of the Directors may be held with the same effect as though done or held at said registered office.

ARTICLE II

MEETING OF SHAREHOLDERS

2.1           Annual Meetings. The annual meeting of the shareholders, commencing with the year 2016, shall be held at such place within or outside the State of Nevada as may be specified or fixed in the notice of such meetings including the date and time each and every year for the purpose of electing of directors and for the transacting of such other business as may properly come before said meeting.. If the election of directors shall not be held on the day designated in the notice for any annual meeting, or at the adjournment thereof, the Board of Directors shall cause the election to be held at a meeting of the shareholders as soon thereafter as may conveniently be had.

2.2           Notice of Annual Meetings. The Secretary shall mail, in the manner provided in Section 2.5 of Article 2 of these Bylaws, or deliver an electronic printed notice of each annual meeting to each shareholder of record, entitled to vote thereat, or may notify by mail, at least two (2) and no more than thirty (30) days before the date of such meeting.

2.3           Special Meetings. Special meetings of the shareholders shall be held at such place within or outside the State of Nevada as shall be specified or fixed in a notice thereof including the date and time. Such meetings of the shareholders may be called at any time by the Chief Executive Officer, President or Secretary, or by a Director, and shall be called by the President on the written request of the holders of record of at least thirty percent (30%) of the number of shares of the Corporation then outstanding and entitled to vote, which written request shall state the object of such meeting.

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2.4           Place of Meetings. The Board of Directors may designate any place either within or without the State of Nevada as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. A waiver of notice signed by all shareholders may designate any place either within or without the State of Nevada, as the place for the holding of such meeting. If no designation is made for any annual or special meeting of the shareholders, the place of meeting shall be the principle office of the Corporation.

2.5           Notice of Meeting. Written or electronically printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than two (2) nor more than thirty (30) days before the date of the meeting. Such notice can be delivered either personally, by mail, by electronic mail, by private carrier, by facsimile or by such other manner as permitted by the Nevada law. Such notice shall be given by the Secretary or by the persons or persons authorized by the Board of Directors to call shareholders meetings. If such written notice is mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his/her address as it appears on the records of the Corporation, with postage prepaid. If such written notice is sent by private carrier or if such written notice is sent by United States mail, postage prepaid and by registered or certified mail, return receipt requested, the notice shall be deemed to have been given to the shareholder on the date shown on the return receipt. Otherwise notice is effective when received by the shareholder. Notice of any shareholders’ meeting may be waived by any shareholder before or after the date and time of the meeting. Such waiver must be in writing, must be signed by the shareholder, and must be delivered to the corporation for inclusion in the minutes or filing with the corporate records.

2.6           Meeting of All Shareholders. If all the shareholders shall meet at anytime and place, either within or without the State of Nevada, and consent to the holding of the meeting at such time and place, such meeting shall be valid without call or notice and at such meeting any corporate action may be taken.

2.7           Telephone Meetings. Shareholders may participate in a meeting of the shareholders by means of communication by which all persons participating in the meeting can hear each other during the meeting. A shareholder participating in a meeting by this means is deemed to be present in person at the meeting.

2.8           Quorum. At all shareholders' meetings, the presence in person or by proxy of the holders of two-thirds of the outstanding stock entitled to vote shall be necessary to constitute a quorum for the transaction of business, but a lesser number may adjourn to some future time not less than seven (7) nor more than twenty-one (21) days later, and the Secretary shall thereupon give at least two (2) days notice by mail to each shareholder entitled to vote who is absent from such meeting.

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2.9           Inspectors. In advance of any meeting, the Board of Directors may, but need not, appoint one or more persons to serve as inspector of election or of the vote, as the case may be, to act at the meeting or any adjournment thereof. If any inspector or inspectors are not appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by the Board of Directors in advance of the meeting, or at the meeting by the person presiding over the meeting. The inspector or inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots and consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate votes, ballots and consents, determine the result, and do such other acts as are proper to conduct the election or vote with fairness to all shareholders. On the request of the person presiding at the meeting, the inspector or inspectors, if any, shall make a report in writing of any challenge, question or matter determined by him/her/them, and execute a certificate of any fact found by him/her/them.

2.10         Mode of Voting. At all meetings of the shareholders, the voting may be voice vote, but any qualified voter may demand a stock vote whereupon such stock vote shall be taken by ballot, each of which shall state the name of the stockholder voting and the number of shares voted by him/her and, if such ballot be cast by proxy, it shall also state the number of such proxy; provided, however, that the mode of voting prescribed by statute for any particular case shall be in such case followed.

2.11         Proxies. At any meeting of the shareholders, any shareholder may be represented and vote by a proxy or proxies appointed by an instrument in writing. In the event any such instrument in writing shall designate two or more persons to act as proxies, a majority of such persons present at the meeting, or, if only one shall be present, then that one shall have and may exercise all of the powers conferred by such written instrument upon all of the persons so designated unless the instrument shall otherwise provide. No such proxy shall be valid after the expiration of six (6) months from the date of its execution, unless coupled with an interest, or unless the person executing it specified therein the length of time for which it is to continue in force, which in no case shall exceed one (1) year from the date of its execution. Subject to the above, any proxy duly executed is note revoked and continues in full force and effect until an instrument revoking it or a duly-executed proxy bearing a later date is filed with the Secretary of the Corporation. At no time shall any proxy be valid which shall be filed less than twenty-four (24) hours before the commencement of the meeting.

2.12         Voting Lists. The officer or agent in charge of the transfer books for shares of the Corporation shall make, at least three (3) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order, with the number of shares held by each, which list for a period of two (2) days prior to such meeting shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any shareholder at any time during the whole time of the meeting. The original share ledger or transfer book, or duplicate thereof, kept in this State, shall be prima facie evidence as to who are the shareholders entitled to examine such list or share ledger or transfer book or to vote at any meeting of shareholders.

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2.13         Closing Transfer Books or Fixing of Record Date. For the purpose of determining shareholders entitled to notice or to vote for any meeting of shareholders, the Board of Directors of the Corporation may provide that the stock transfer books be closed for a stated period, but not to exceed in any case thirty (30) days before such determination. If the stock transfer books be closed for the purpose of determining shareholders entitled to notice of a meeting of shareholders, such books shall be closed for at least fifteen (15) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date in any case to be not more than Thirty (30) days, nor less than ten (10) days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for determination of shareholders entitled to notice of a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determinations of the shareholders.

2.14         Voting Shares by Certain Holders. Shares standing in the name of another Corporation, domestic or foreign, may be voted by such officer, agent or proxy as the Bylaws of such Corporation may prescribe, or, in the absence of such provisions, as the Board of Directors of such Corporation may determine.

Shares standing in the name of a deceased person may be voted by his administrator or executor, either in person or by proxy. Shares standing in the name of a guardian, conservator or trustee may be voted by such fiduciary, either in person or by proxy, but no guardian, conservator, or trustee shall be entitled, as such fiduciary, to vote shares held by him without a transfer of such shares into his name.

Shares standing in the name of a receiver may be voted by such receiver without the transfer thereof into his name if authority to do so be contained in an appropriate order of the court at which such receiver was appointed.

A shareholder whose shares are pledged shall be entitled to vote such shares until shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

Shares of its own stock belonging to this Corporation shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any time, but shares of its own stock held by it in a fiduciary capacity may be voted and shall be counted in determining the total number of outstanding shares at any given time.

2.15         Voting Shares. Each shareholder entitled to vote shall have one vote for each share of stock held upon each matter submitted to vote at a meeting of shareholders. Except as otherwise provided herein, a simple majority of the shares entitled to be voted shall be necessary to approve any matter or business voted upon by the shareholders.

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2.16         Informal Action by Shareholders. Any action required to be taken at a meeting of the shareholders or any other action which may be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

ARTICLE III

DIRECTORS

3.1           General Powers. The Board of Directors shall have the control and general management of the affairs and business of the Corporation. Such directors shall in all cases act as a Board, regularly convened, and by a majority they may adopt such rules and regulations for the conduct of their meetings and the management of the Corporation, as they may deem proper, not inconsistent with these Bylaws, the Articles of Incorporation and the laws of the State of Nevada. The Board of Directors shall further have the right to delegate certain other powers to the officers or an Executive Committee as provided in these Bylaws.

3.2           Number of Directors. The affairs and business of this Corporation shall be managed by a Board of Directors consisting initially of One (1) full-age member(s), but said

Board of Directors may be increased or decreased to any number of full-age members by majority vote of the shares of the shareholders as provided herein, but such number of members shall not be increased above the maximum of seven (7) full-age members nor decreased below a minimum of one (1) full-age member.

3.3           Election. The Directors of the Corporation shall be elected at the annual meeting of the shareholders, except as hereinafter otherwise provided for the filing of vacancies. Each director shall hold office for a term of one year and until his successor shall have been duly chosen and shall have qualified, or until his death, or until he shall resign or shall have been removed in the manner hereinafter provided.

3.4           Vacancies in the Board. Any vacancy in the Board of Directors occurring during the year through death, resignation, removal or other cause, including vacancies caused by an increase in number of directors, shall be filled for the unexpired portion by the Board of Directors which constitute a quorum, at any special meeting of the Board called for that purpose, or at any regular meeting thereof, provided, however, that in the event the remaining directors do not represent a quorum of the number set forth in Section 3.9 hereof, then either the remaining director or a majority of such remaining directors as the case may be may elect a director or directors to fill any vacancies then existing.

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3.5           Directors Meetings. An Annual meeting of the Board of Directors shall be held each year immediately following the annual meeting of the shareholders. Other regular meetings of the Board of Directors shall, from time to time, by resolution be prescribed. No further notice of such annual or regular meeting of the Board of Directors need be given.

3.6           Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chief Executive Officer, the President or any director. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Nevada, as the place for holding any special meeting of the Board of Directors called by them.

3.7           Notice. Notice of any special meeting shall be given at least twenty-four (24) hours previous thereto by written notice if personally delivered, or sent by electronic mail, or three (3) days previous thereto if mailed to each director at his business address. If mailed, such notice shall be deemed to have been delivered when deposited in the United States mail so addressed, with postage thereon prepaid. Any director may waive notice of any meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

3.8           Chairman. At all meetings of the Board of Directors, one of the members of the Board of Directors shall serve as Chairman.

3.9           Quorum and Manner of Acting. A majority of the directors, whose number is designated in Section 3.2 herein, shall constitute a quorum for the transaction of business at any meeting and the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, the majority of the directors present may adjourn any meeting from time to time until a quorum is present. Notice of any adjourned meeting need not be given.

3.10         Removal of Directors. Any one or more of the directors may be removed either with or without cause at any time by the vote or written consent of the shareholders representing not less than two-thirds (2/3) of the issued and outstanding capital stock entitled to voting power.

3.11         Voting. At all meetings of the Board of Directors, each director is to have one vote, irrespective of the number of shares of stock that he may hold. In the event there are only two directors and the should the directors fail to unanimously approve any matter to be voted upon, such that there is a stalemate, then the directors shall call upon a third party who both directors believe has the requisite experience and business acumen regarding the matter being voted upon to mediate a decision.

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3.12         Compensation. By resolution of the Board of Directors, the directors may be paid their expenses, if any, of attendance at each meeting of the Board, and may be paid a fixed sum for attendance at meetings or a stated salary as approved by the Board of Directors. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefore.

3.13         Presumption of Assent. A director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken, shall be conclusively presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting, or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof, or shall forward such dissent by certified or registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

ARTICLE IV

EXECUTIVE COMMITTEE

4.1           Number and Election. The Board of Directors may, in its discretion, appoint from its membership an Executive Committee of one or more directors. The designation of such an Executive Committee and the delegation to it of authority shall not operate to relieve the Board of Directors, or any member of it, of any responsibility imposed by law. The Board of Directors may also appoint such other committees such as an audit committee, corporate governance committee and or a compensation committee as is necessary under law.

4.2           Authority. The Executive Committee is authorized to take any action which the Board of Directors could take, except that the Executive Committee shall not have the power either to issue or authorize the issuance of shares of capital stock, to amend the Bylaws, or to take any action specifically prohibited by the Bylaws or a resolution of the Board of Directors. Any authorized action taken by the Executive Committee shall be as effective as if it had been taken by the full Board of Directors.

4.3           Tenure. Each member of the Executive Committee and any other committee shall serve at the pleasure of the Board of Directors.

4.4           Regular Meetings. Regular meetings of the Executive Committee or any other committee may be held within or without the State of Nevada at such time and place as the Executive Committee or other committee may provide from time to time.

4.5           Special Meetings. Special meetings of the Executive Committee may be called by or at the request of the Chief Executive Officer, the President or any member of the Executive Committee. Special meetings of any other committee may be called by the chair of such committee or any member of such committee.

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4.6           Notice. Notice of any special meeting shall be given at least one day previous thereto by written notice, telephone, telegram or in person. Neither the business to be transacted, nor the purpose of a regular or special meeting of the Executive Committee need be specified in the notice or waiver of notice of such meeting. A member may waive notice of any meeting of the Executive Committee. The attendance of a member at any meeting shall constitute a waiver of notice of such meeting, except where a member attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

4.7           Quorum. A majority of the members of the Executive Committee or any other committee shall constitute a quorum for the transaction of business at any meeting of the Executive Committee or any other committee; provided that if fewer than a majority of the members are present at said meeting a majority of the members present may adjourn the meeting from time to time without further notice.

4.8           Manner of Acting. The act of the majority of the members present at a meeting at which a quorum is present shall be the act of the Executive Committee or any other committee, and said committee shall keep regular minutes of its proceedings which shall at all times be open for inspection by the Board of Directors.

4.9           Presumption of Assent. A member of the Executive Committee or any other committee who is present at a meeting of the Executive Committee or any other committee at which action on any corporate matter is taken, shall be conclusively presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting, or unless he shall file his written dissent to such action with the person acting as secretary of the meeting before the adjournment thereof or shall forward such dissent by certified or registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a member of the Executive Committee or other committee who voted in favor of such action.

4.10         Resignation and Removal. Any member of the Executive Committee or any other committee may be removed at any time, with or without cause, by resolution adopted by a majority of the full Board of Directors. Any member of said committee may resign from the committee at any time by giving written notice to the Chief Executive Officer, the President or the Secretary of the Corporation, and unless otherwise specified in the notice, the acceptance of such resignation shall not be necessary to make it effective.

4.11         Vacancies. Any vacancy in the Executive Committee or any other committee may be filled by a resolution adopted by a majority of the full Board of Directors.

4.12         Procedure. The Executive Committee or any other committee shall elect a presiding officer from its members and may fix its own rules of procedure which shall not be inconsistent with these Bylaws. The committee shall keep regular minutes of its proceedings, and report the same to the Board of Directors for the Board’s information at the meeting thereof held next after the proceedings shall have occurred.

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ARTICLE V

OFFICERS

5.1           Number. The officers of the Corporation shall be the Chief Executive Officer/ President, a Treasurer/Chief Financial Officer and a Secretary and such other or subordinate officers as the Board of Directors may from time to time elect. One person may hold the office and perform the duties of one or more of said officers. No officer need be a member of the Board of Directors.

5.2           Election, Term of Office, Qualifications. The officers of the Corporation shall be chosen by the Board of Directors and they shall be elected annually at the meeting of the Board of Directors held immediately after each annual meeting of the shareholders except as hereinafter otherwise provided for filling vacancies. Each officer shall hold his office until his successor has been duly chosen and has qualified, or until his death, or until he resigns or has been removed in the manner hereinafter provided.

5.3           Removals. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors at any time whenever in its judgment the best interests of the Corporation would be served thereby, and such removal shall be without prejudice to the contract rights, if any, of the person so removed.

5.4           Vacancies. All vacancies in any office because of death, resignation, removal disqualification or otherwise, shall be filled by the Board of Directors without undue delay, at any regular meeting, or at a meeting specially called for that purpose.

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5.5           Chief Executive Officer/President. The Chief Executive Officer/President shall be the chief executive officer of the Corporation and shall have general supervision over all the business of the Corporation and over all of its officers, subject, however, to the control of the Board of Directors. He may sign with the Treasurer or with the Secretary or any other proper officer of the Corporation there unto authorized by the Board of Directors, deeds, notes, mortgages, bonds, contracts, bills of sale, proxies, or any other instrument necessary to the operation of the Corporation and authorized by the Board of Directors, and in general shall perform all duties as from time to time may be assigned to him by the Board of Directors.

5.6           Treasurer/Chief Financial Officer. The Treasurer/Chief Financial Officer shall have the care and custody of all the funds and securities of the Corporation and deposit the same in the name of the Corporation in such bank or trust company as the Board of Directors may designate; he may sign or countersign all checks, drafts and orders for payment of money and may pay out and dispose of same under the direction of the Board of Directors, and may sign or countersign all notes or other obligations of indebtedness of the Corporation; he may sign with the Chief Executive Officer/President , certificates for shares of stock of the Corporation; he shall at all reasonable times exhibit the books and accounts to any director or shareholder of the Corporation under application at the office of the Corporation during business hours; and he shall, in general, perform all duties as from time to time may be assigned to him by the Chief Executive Officer/President or by the Board of Directors. The Board of Directors may, at its discretion, require that each officer authorized to disburse the funds of the Corporation be bonded in such amount as it may deem adequate.

5.7           Secretary. The Secretary shall keep the minutes of the meetings of the Board of Directors and also the minutes of the meetings of the shareholders; he shall attend to the giving and serving of all notices of the Corporation; he may sign certificates for shares of stock of the Corporation; he may sign or countersign all checks, drafts and orders for the payment of money; he shall have charge of the certificate book and such other books and papers as the Board may direct; he shall keep a stock book containing the names, alphabetically arranged, of all persons who are shareholders of the Corporation, showing their places of residence, the number of shares of stock held by them respectively, the time when they respectively became the owners thereof; and the amount paid thereof, and he shall, in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Chief Executive Officer/President or by the Board of Directors.

5.8           Other Officers. The Board of Directors may authorize and empower other persons or other officers appointed by it to perform the duties and functions of the officers specifically designated above by special resolution in each case.

ARTICLE VI

INDEMNIFICATION OF OFFICERS AND DIRECTORS

6.1           Except as hereinafter stated otherwise, the Corporation shall indemnify all of its officers and directors, past, present and future, against any and all expenses incurred by them, and each of them, including, but not limited to, legal fees, judgments and penalties which may be incurred, rendered or levied in any legal action brought against any or all of them for or on account of any act or omission alleged to have been committed while acting within the scope of their duties as officers or directors of this Corporation.

ARTICLE VII

CONTRACTS, LOANS, CHECKS AND DEPOSITS

7.1           Contracts. The Board of Directors may authorize any officer or officers, or agent or agents, to enter into any contract or execute and deliver any instrument in the name of, and on behalf of, the Corporation, and such authority may be general or confined to specific instances.

7.2           Loans. No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by the Board of Directors or approved by a loan committee appointed by the Board of Directors and charged with the duty of supervising investments. Such authority may be general or confined to specific instances.

7.3           Checks, Drafts, Etc. All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, as expressly provided for in these Bylaws or in such manner as shall from time to time be determined by resolutions of the Board of Directors.

7.4           Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.

7.5           Voting Securities Held by the Corporation. The Chief Executive Officer/President, or such other officer or agent designated by the Board of Directors, shall have full power and authority on behalf of the Corporation to attend, act at, and vote at any meeting of security or interest holders of other corporations or entities in which the Corporation may hold securities or interests. At the meeting, the Chief Executive Officer/President or other designated agent shall possess and exercise any and all rights and powers incident to the ownership of the securities or interest which the Corporation holds.

ARTICLE VIII
CAPITAL STOCK

8.1           Certificates for Shares. Certificates for shares of stock of the Corporation shall be in such form as shall be approved by the incorporators or by the Board of Directors. The certificates shall be numbered in the order of their issue, shall be signed by the Chief Executive Officer/President or the Secretary or the Treasurer, or by such other person or officer as may be designated by the Board of Directors; and the seal of the Corporation, if any, shall be affixed thereto, which said signatures of the said duly designated officers and of the seal of the Corporation.

8.2           Transfer of Stock. Shares of the stock of the Corporation may be transferred by the delivery of the certificate accompanied either by an assignment in writing on the back of the certificate or by written power of attorney to sell, assign and transfer the same on the books of the Corporation, signed by the person appearing by the certificate to be the owner of the shares represented thereby, together with all necessary federal and state transfer tax stamps affixed and shall be transferable on the books of the Corporation upon surrender thereof so signed or endorsed. The person registered on the books of the Corporation as the owner of any shares of stock shall be entitled to all the rights of ownership with respect to such shares.

8.3           Regulations. The Board of Directors may make such rules and regulations as it may deem expedient and not inconsistent with the Bylaws or with the Articles of Incorporation, concerning the issue, transfer and registration of certificates for shares of stock of the Corporation. It may appoint a transfer agent or a registrar of transfers, or both, and it may require all certificates to bear the signature of either or both.

8.4           Other Regulations. The issue, transfer, conversion and registration of certificates representing shares shall be governed by such other regulations as the Board of Directors may from time to time establish.

8.5           Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

ARTICLE IX
DIVIDENDS

9. 1         The Corporation shall be entitled to treat the holder of any share or shares of stock as the holder-in-fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof except as expressly provided by the laws of Nevada.

9.2           Dividends on the capital stock of the Corporation, subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law.

9.3           The Board of Directors may close the transfer books in its discretion for a period not less than fifteen (15) days preceding the date fixed for holding any meeting, annual or special, of the stockholders, or the day appointed for the payment of a dividend.

9.4           Before payment of any dividend or making any distribution of profits, there may be set aside out of funds of the Corporation available for dividends, such sum or sums as the directors may from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or the repairing or maintaining any property of the Corporation, or for any such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

ARTICLE X

ACTIONS AGAINST OFFICERS AND DIRECTORS

The Corporation shall indemnify to the fullest extent permitted by the Nevada Business Corporation Act any person who has been made, or is threatened to be made, a party to an action, suit, or proceeding, whether civil, criminal, administrative, investigative or otherwise (including an action, suit, or proceeding by or in the right of the Corporation), by reason of the fact that the person is or was a director or officer of the corporation, or a fiduciary within the meaning of the Employee Retirement Income Security Act of 1974 with respect to an employee benefit plan of the Corporation, or serves or served at the request of the Corporation as a director or as an officer, or as a fiduciary of an employee benefit plan, of another corporation, partnership, joint venture, trust, or other enterprise.

ARTICLE XI

AMENDMENTS

These Bylaws may be altered, amended or repealed and new Bylaws may be adopted at any regular or special meeting of the shareholders by a vote of the shareholders owning a majority of the shares and entitled to vote thereat. These Bylaws may also be altered, amended or repealed and new Bylaws may be adopted at any regular or special meeting of the Board of Directors of the Corporation (if notice of such alteration or repeal be contained in the notice of such special meeting) by a majority vote of the directors present at the meeting at which a quorum is present, but any such amendment shall not be inconsistent with or contrary to the provision of any amendment adopted by the shareholders.

ARTICLE XII

MISCELLANEOUS

12.1         Fiscal Year. The fiscal year of the Corporation shall end on the 31st day of December of each year.

12.2         Waiver of Notice. Whenever any notice whatever is required to be given under the provisions of these Bylaws, or under the laws of the State of Nevada, or under the provisions of the Articles of Incorporation, a waiver in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

12.3         Reliance Upon Books and Records. A member of the Board of Directors, or a member of any committee designed by the Board of Directors shall, in the performance of his or her duties, be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporations officers, employees, agents, committee, or by any other person as to matters the member reasonably believes are within such other person's or persons' professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

12.4         Articles of Incorporation. In the event of any conflict between the provisions of the Articles of Incorporation and the Bylaws, the provisions of the Articles of Incorporation shall govern.

12.5         Severability. If any provision of these Bylaws shall be held to be invalid, illegal, unenforceable, or in conflict with the Articles of Incorporation, then such provision shall nonetheless be enforced to the maximum extent possible consistent with such holding and the remaining provisions of these Bylaws (including without limitation, all portions of any section of these Bylaws containing any such provision held to be invalid, illegal, unenforceable, or in conflict with the Articles of Incorporation, that are not themselves invalid, illegal, unenforceable, or in conflict with the Articles of Incorporation, shall remain in full force and effect.

12.6         Gender and Number. Whenever the context requires, the gender of all words used herein shall include the masculine, feminine and neuter, and the neuter of all words shall include the singular and plural thereof.

KNOW ALL MEN BY THESE PRESENTS that the undersigned being the Chief Executive Officer and President of ADVANCED PREDICTIVE ANALYTICS HOLDINGS, INC., a Nevada corporation, hereby acknowledges that the above and foregoing Bylaws were duly adopted as the Bylaws of said Corporation on the 16th day of November, 2015.

IN WITNESS WHEREOF, I hereunto subscribe my name this 16th day of November, 2015.

/s/ George D. Pursglove
George D. Pursglove
Chief Executive Officer and President